Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2019 relating to the financial statements appearing in the prospectus, included in the Registration Statement on Form S-1 (Registration No. 333-235507), as amended, of BiomX Inc. as of December 31, 2018 and 2017.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

January 2, 2020